Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Protara Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-		-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-		-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	(2)						S-3	333-251224	December 18, 2020
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415(a)(6)	(2)						S-3	333-251224	December 18, 2020
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(2)						S-3	333-251224	December 18, 2020
Carry Forward Securities	Other	Warrants	415(a)(6)	(2)						S-3	333-251224	December 18, 2020
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(2)		$300,000,000				S-3	333-251224	December 18, 2020	$32,730
	Total Offering Amounts					$300,000,000
	Total Fees Previously Paid							$32,730
	Total Fee Offsets							-
	Net Fee Due							$0

(1)	This registration statement covers the registration of such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities and (d) warrants to purchase shares of common stock, shares of preferred stock or debt securities of the registrant, as may be offered and sold from time to time by the registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $300,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registrant statement include $300,000,000 of unsold securities previously registered on the registrant’s registration statement on Form S-3 (File No. 333-251224) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2020, and declared effective by the SEC on December 18, 2020 (the “Unsold Securities”). The registrant previously paid a fee of $32,730 in connection with the filing of the Prior Registration Statement, of which $32,730 relates to $300,000,000 of the Unsold Securities. The previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the securities covered by the Prior Registration Statement during the grace period afforded by Rule 415(a)(5). To the extent that, after the filing date hereof and prior to effectiveness of this Registration Statement, the registrant sells any Unsold Securities under the Prior Registration Statement pursuant to Rule 415(a)(6), the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of securities to be registered on this Registration Statement, if any. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of the shares to be sold. The registrant has determined to include in this Registration Statement $300,000,000 of the Unsold Securities under the Prior Registration Statement, but which remain unsold as of the date hereof. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee relating to such Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to such Unsold Securities registered pursuant to this Registration Statement. Accordingly, the “Amount of Registration Fee” for the offering above reflects only the filing fee attributable to the $300,000,000 of securities registered on this Registration Statement.